SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 9, 1999
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                            Gristede's Sloan's, Inc.
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               (Exact name of Registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

         1-7013                                             13-1829183
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(Commission File Number)                       (IRS Employer Identification No.)

               823 Eleventh Avenue, New York, New York 10019-3535
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   212/956-5803
                                                      ------------

                                       N/A
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         (Former name or former address, if changed since last report)




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Item 5.      Other Events

             Effective as of May 29, 1999 the Company amended its credit facility with a group of banks pursuant to which, among other things, (a) the revolving credit line portion of the facility was increased from $5,000,000 to $14,000,000 subject to certain conditions, (b) the maturity dates of the revolving credit line and term loan portions of the facility were each extended to November 30, 2003, (c) the amortization schedule of the term loans under the facility were modified, resulting in a reduction in the amount of principal amortization over the next twelve months of approximately $2,100,000, (d) certain financial covenants were modified and (e) the calculation of the applicable margin for determining interest payable on outstanding loans was modified.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

             Exhibits.

             99. Fifth Amendment to Loan Agreement dated as of May 29, 1999 between the Company and certain banks (filed herewith).




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                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               GRISTEDE'S SLOAN'S, INC.



Dated:  June 15, 1999                          By: /s/ John Catsimatidis
                                                  ------------------------------
                                                   John Catsimatidis
                                                   Chairman of the Board



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